UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2018

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2018, XOMA Corporation (the “Company”) held its Annual Meeting virtually via live webcast, pursuant to notice duly given. Only stockholders of record as of the close of business on March 22, 2018 were entitled to vote at the Annual Meeting. As of March 22, 2018, the record date for the Annual Meeting, 8,332,118 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 5,637,301 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The final results of the stockholder vote on each proposal brought before the Annual Meeting were as follows:

(a) Proposal 1. Each of the five (5) nominees for election to the Board of Directors was elected to serve for a one-year term based upon the following votes:

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
James R. Neal	2,806,803	59,934	2,770,564
W. Denman Van Ness	2,435,984	430,753	2,770,564
Joseph M. Limber	2,499,120	367,617	2,770,564
Jack L. Wyszomierski	2,453,248	413,489	2,770,564
Matthew D. Perry	2,806,978	59,759	2,770,564

Proposal 2. The appointment of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for the 2018 fiscal year was ratified based upon the following votes:

Votes for	5,230,978
Votes against	378,711
Abstentions	27,612

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: May 18, 2018	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer